UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

TEJON RANCH CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

TEJON RANCH CO.

Post Office Box 1000

Lebec, California 93243

April 8, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Tejon Ranch Co. on Tuesday, May 11, 2004, at 9:30 A.M., at the Hyatt Regency Irvine, 17900 Jamboree Boulevard, Irvine, California. Your Board of Directors and management look forward to greeting those stockholders who are able to attend.

The Notice of Annual Meeting and Proxy Statement containing information concerning the business to be transacted at the meeting appear in the following pages.

It is important that your shares be represented and voted at the meeting, whether or not you plan to attend. Please vote the enclosed proxy at your earliest convenience.

Your interest and participation in the affairs of the Company are greatly appreciated.

Sincerely,

Robert A. Stine,

President and Chief Executive Officer

TEJON RANCH CO.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

on

May 11, 2004

The Annual Meeting of Stockholders of Tejon Ranch Co. (the “Company”) will be held at the Hyatt Regency Irvine, 17900 Jamboree Boulevard, Irvine, California on Tuesday, May 11, 2004, at 9:30 A.M., California time, for the following purposes:

1.	To elect three directors.

2.	To approve the Indemnification Agreement between the Company and each of its directors and officers.

3.	To approve the Tejon Ranch Co. 2004 Incentive Bonus Program.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The names of the nominees of the Board of Directors of the Company for election at the meeting are: Craig Cadwalader, George G.C. Parker and Robert A. Stine.

The Board of Directors has fixed the close of business on March 17, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

Your attention is invited to the accompanying Proxy Statement. To ensure that your shares are represented at the meeting, please date, sign, and mail the enclosed proxy card, for which a return envelope is provided, or vote your proxy by phone or the internet, the instructions for which are provided on the enclosed proxy card.

For the Board of Directors,

DAN T. DANIELS, Chairman of the Board

DENNIS MULLINS, Secretary

Lebec, California

April 8, 2004

PLEASE MARK YOUR INSTRUCTIONS ON THE ENCLOSED PROXY, SIGN AND DATE THE PROXY, AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE. ALTERNATIVELY, PLEASE VOTE YOUR PROXY BY PHONE OR THE INTERNET. PLEASE VOTE YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING AND WISH TO DO SO, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE PREVIOUSLY VOTED YOUR PROXY.

TEJON RANCH CO.

Post Office Box 1000

Lebec, California 93243

PROXY STATEMENT

Annual Meeting of Stockholders

May 11, 2004

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Stockholders to be held on May 11, 2004.

It is anticipated that the mailing of this Proxy Statement and accompanying form of Proxy to stockholders will begin on or about April 8, 2004.

SOLICITATION OF PROXIES

At the meeting, the stockholders of the Company will be asked (1) to elect three directors, (2) to approve the Indemnification Agreements between the Company and each of its directors and officers, (3) to approve the Tejon Ranch Co. 2004 Incentive Bonus Program, and (4) to transact such other business as may properly come before the meeting. Your Board of Directors is asking for your proxy for use at the meeting. Although management does not know of any other matter to be acted upon at the meeting, shares represented by valid proxies will be voted by the persons named on the proxy in accordance with their best judgment with respect to any other matters which may properly come before the meeting.

The cost of preparing, assembling, and mailing the Notice of Meeting, this Proxy Statement and the enclosed proxy ballot will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers, and regular employees of the Company may solicit proxies by mail, telephone, other electronic means, or in person; such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at the rates approved by the New York Stock Exchange.

RECORD DATE AND VOTING

Holders of shares of Common Stock of record at the close of business on March 17, 2004, are entitled to notice of, and to vote at, the meeting. There were 14,555,222 shares of Common Stock outstanding on March 11, 2004. A stockholder giving a proxy may revoke it at any time before it is voted by filing with the Company’s Secretary a written notice of revocation or a duly executed proxy bearing a later date. Unless a proxy is revoked and except as indicated below under “Election of Directors,” shares represented by a proxy will be voted in accordance with the voting instructions on the proxy and, on matters for which no voting instructions are given, shares will be voted for the nominees of the Board of Directors as shown on the proxy and “FOR” the proposals submitted for stockholder approval. On a matter for which the “ABSTAIN” instruction is given, shares will be voted neither “FOR” nor “AGAINST”. Stockholders cannot abstain in the election of directors, but they can withhold authority. Stockholders who abstain or withhold authority will be considered present for purposes of determining a quorum. The rules of the New York Stock Exchange permit member organizations (“brokers”) to vote shares on behalf of beneficial owners, in the absence of instructions from beneficial owners, on certain “routine” matters, including the election of directors, but do not permit such votes on “non-routine” matters, including the proposals submitted for stockholder approval. Situations where brokers do not vote on non-routine proposals are referred to as “broker non-votes.” Broker non-votes will not be counted as present for purposes of determining a quorum and will have no effect on the outcome of the voting for “non-routine” matters at the meeting, including the approval of the Indemnification Agreements and the 2004 Incentive Bonus Program.

Stockholders vote cumulatively in the election of directors. Cumulative voting means that each stockholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she holds. These votes may be cast for one nominee or distributed among two or more nominees. The three (3) candidates receiving the highest number of affirmative votes will be elected as directors. On all other matters, stockholders are entitled to one vote per share held. The proxies being solicited include authority of the proxy holders to cumulate votes.

All directors and officers of the Company may be deemed to have a substantial interest in the approval of the proposal to authorize the Indemnification Agreements because they have executed such agreements with the Company and the benefits provided to them by such agreements are contingent on stockholder approval of this proposal. All officers of the Company also may be deemed to have a substantial interest in the approval of the proposal to authorize the 2004 Incentive Bonus Program because they have received grants of restricted stock and/or restricted stock units under the program which are contingent on stockholder approval of the proposal.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table lists the stockholders known to the Company to be the beneficial owners of more than 5% of the shares of Company Common Stock outstanding as of March 11, 2004. The table also provides the stock ownership as of the same date of all directors, the most highly compensated executive officers during 2003, and all directors and officers as a group.

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership(1)		Percent of Class

Ardell Investment Company P.O. Box 1715 Newport Beach, CA 92659	1,011,628	(2)	6.95%

M.H. Sherman Company P.O. Box 1715 Newport Beach, CA 92659	1,140,630	(2)	7.84%

Third Avenue Management LLC 622 Third Avenue New York, NY 10017	4,293,650	(3)	29.50%

FMR Corp. 82 Devonshire Street Boston, MA 02109	1,000,000	(4)	6.87%

Directors

Craig Cadwalader	2,170,830	(5)	14.92%

Dan T. Daniels	2,177,294	(6)	14.96%

John L. Goolsby	11,739	(7)	below 1%

Norman Metcalfe	9,557	(8)	below 1%

George G.C. Parker	5,700	(7)	below 1%

Robert C. Ruocco	591,587	(9)	4.06%

Kent G. Snyder	12,639	(8)	below 1%

Geoffrey L. Stack	8,293	(10)	below 1%

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership(1)		Percent of Class

Directors

Robert A. Stine	301,957	(11)	2.07%

Michael H. Winer	4,293,650	(12)	29.50%

Executive Officers

Joseph E. Drew	12,000	(10)	below 1%

Allen E. Lyda	81,264	(10)	below 1%

Dennis Mullins	71,312	(10)	below 1%

Dana C. Severy	0		0

Jeffrey H. Warren	10,000	(8)	below 1%

All officers and directors as a group (15 persons)	7,586,992		52.13%

(1)	In each case, the named stockholder has the sole voting and investment power as to the indicated shares, except as set forth in the footnotes below, and except that all options are held by directors and officers individually.

(2)	Does not include 18,572 shares (0.13% of the number of shares outstanding) owned of record and beneficially by the Sherman Foundation, a non-profit public charity, three of the trustees of which are directors of Ardell Investment Company and M.H. Sherman Company, those being Messrs. Donald Haskell, Craig Cadwalader and Dan T. Daniels, the latter two of whom are directors of the Company. Mr. Haskell is Executive Vice President of the Sherman Foundation, is Chairman and a director of Ardell Investment Company, is Chairman of the Board and a director of M.H. Sherman Company, and has the power to vote a majority of the shares of Ardell Investment Company and M.H. Sherman Company. Mr. Haskell also owns personally 51,100 shares of the Company. Mr. Haskell disclaims beneficial ownership of the shares owned by the Sherman Foundation for all other purposes.

(3)	Includes 3,420,106 shares owned beneficially and of record by Third Avenue Value Fund, 274,600 shares owned beneficially and of record by Third Avenue Small-Cap Value Fund, 304,980 shares owned beneficially and of record by Third Avenue Real Estate Value Fund, 18,000 shares owned beneficially and of record by the Third Avenue Value Portfolio of the Third Avenue Variable Series Trust, and 137,305 shares owned beneficially and of record by the Third Avenue Value Portfolio of the AEGON/Transamerica Series. Third Avenue Management LLC has sole voting and investment power with respect to these shares. Also includes 138,659 owned of record by various individual investment accounts managed by Third Avenue Management LLC, which has sole investment power with respect to those shares and sole voting power with respect to 134,656 of those shares.

(4)	Based on information certified as accurate as of December 31, 2003 in a Schedule 13G dated February 16, 2004 filed by the stockholder, Fidelity Low Priced Stock Fund, its investment advisor, its parent holding company and the parent company’s controlling persons with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

(5)	Includes 1,011,628 shares owned by Ardell Investment Company, 1,140,630 shares owned by M.H. Sherman Company, and 18,572 shares owned by the Sherman Foundation. Mr. Cadwalader is President and a director of Ardell Investment Company, Vice President and a director of M.H. Sherman Company and Vice President and a trustee of the Sherman Foundation. Mr. Cadwalader disclaims beneficial ownership as to all of the shares owned by said entities for all other purposes.

(6)	Includes 1,011,628 shares owned by Ardell Investment Company, 1,140,630 shares owned by M.H. Sherman Company, and 18,572 shares owned by the Sherman Foundation. Mr. Daniels is Executive Vice President, Treasurer and a director of Ardell Investment Company, President and a director of M.H. Sherman Company, and President, Treasurer and a trustee of the Sherman Foundation. Mr. Daniels disclaims beneficial ownership as to all of the shares owned by said entities for all other purposes. Also includes 6,464 shares underlying options held by Mr. Daniels that are currently exercisable.

(7)	The shares owned by each of Messrs. Goolsby and Parker are held by a family trust concerning which the director and his spouse share voting and investment power. Includes shares underlying options that are currently exercisable as follows: Mr. Goolsby 10,391 shares and Mr. Parker 5,138 shares.

(8)	Includes shares underlying options that are currently exercisable as follows: Mr. Metcalfe 7,760 shares, Mr. Snyder 12,639 shares, and Mr. Warren 10,000 shares.

(9)	Includes 585,083 shares owned beneficially and of record by Carl Marks Strategic Investments, L.P. Mr. Ruocco is a General Partner of Carl Marks Management Company, L.P. and shares voting and investment power. Includes 6,504 shares underlying options held by Mr. Ruocco that are currently exercisable.

(10)	The shares owned by Messrs. Stack, Lyda and Mullins are held as community property concerning which the named person and his spouse share voting and investment power. The totals for Messrs. Stack, Drew, Lyda and Mullins include shares underlying options that are currently exercisable as follows: Mr. Stack 8,249 shares, Mr. Drew 12,000 shares, Mr. Lyda 76,357 shares, and Mr. Mullins 68,557 shares.

(11)	Some of the shares owned by Mr. Stine are held by a family trust and some are held as community property. In each case he and his spouse share voting and investment power. Includes 283,848 shares underlying options that are currently exercisable.

(12)	Includes 3,420,106 shares owned beneficially and of record by Third Avenue Value Fund, 274,600 shares owned beneficially and of record by Third Avenue Small-Cap Value Fund, 304,980 shares owned beneficially and of record by Third Avenue Real Estate Value Fund, 18,000 shares owned beneficially and of record by the Third Avenue Value Portfolio of the Third Avenue Variable Series Trust, and 137,305 shares owned beneficially and of record by the Third Avenue Value Portfolio of the AEGON/Transamerica Series. Also includes 138,659 shares owned of record by various individual investment accounts managed by Third Avenue Management LLC, which has sole investment power with respect to those shares and sole voting power with respect to 134,656 of those shares. Mr. Winer is a Portfolio Manager of Third Avenue Management LLC and shares voting and investment power. Mr. Winer disclaims beneficial ownership of the shares owned by said entities for all other purposes.

ELECTION OF DIRECTORS

The Board of Directors now consists of ten directors divided into three classes based upon when their terms expire. The terms of three directors (Class I) expire at the 2006 Annual Meeting, the terms of three directors (Class II) expire at the 2004 Annual Meeting, and the terms of four directors (Class III) expire at the 2005 Annual Meeting. The regular terms of directors expire at the third Annual Meeting following the Annual Meeting at which the directors were elected, although directors continue to serve until their successors are elected and qualified, unless the authorized number of directors has been decreased.

The names of the nominees of the Board of Directors for election as directors at the 2004 Annual Meeting (all of whom are presently directors) are set forth in the table below, along with certain other information. The table also includes information as to other directors of the Company.

Other than nominations made at the direction of the Board of Directors, nominations of persons for election to the Board of Directors by stockholders must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which the Notice of Annual Meeting of Stockholders was mailed. Such stockholder’s notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice, the name and address, as they appear on the Company’s books, of such stockholder, and the class and number of shares of the Company which are beneficially owned by such stockholder.

Except as noted below, each proxy solicited by and on behalf of the Board of Directors will be voted “FOR” the election of the nominees named below (unless such authority is withheld as provided in the proxy) and one-third of the votes to which the stockholder is entitled will be cast for each of the three nominees. In the event any one or more of the nominees shall become unable to serve or refuse to serve as director (an event which is not anticipated), the proxy holders will vote for substitute nominees in their discretion. If one or more persons other than those named below as nominees for the 2004 Annual Meeting are nominated as candidates for director by persons other than the Board of Directors, the enclosed proxy may be voted in favor of any one or more of said nominees of the Board of Directors or substitute nominees and in such order of preference as the proxy holders may determine in their discretion.

All references to the Company in the table below and the remainder of this Proxy Statement relating to periods prior to June 1987 include references to Tejon Ranch Co., a California corporation and the Company’s predecessor, which became a wholly owned subsidiary of the Company as a result of a reincorporation transaction consummated in June 1987.

Nominees for Class II Directors Whose Terms Expire in 2007 and Principal Occupation or Employment(1)	First Became Director	Age
Craig Cadwalader(3)(6) President and Director, Ardell Investment Company, investments; Director, M.H. Sherman Company	1994	63

George G.C. Parker(3)(4)(6) Dean Witter Distinguished Professor of Finance, Graduate School of Business, Stanford University; Director of Continental Airlines, Inc., Converium Reinsurance, Barclays Global Investors, and First Republic Bank (San Francisco)	1999	65

Robert A. Stine(2)(5) President and Chief Executive Officer, Tejon Ranch Co.; Director of First Community Bancorp (San Diego County) and The Bakersfield Californian	1996	57

Other Directors and Principal Occupation or Employment(1)
Dan T. Daniels(2)(4)(5) President and Director, M.H. Sherman Company, investments; Director, Ardell Investment Company	1982	62

John L. Goolsby(5) Private investments and real estate; Director of America West Holdings Corporation	1999	62

Norman Metcalfe(2)(4)(5) Real estate and investments; Director of The Ryland Group	1998	61

Robert C. Ruocco(3)(4)(6) General Partner, Carl Marks Management Company, L.P., investment management; Director of Sport & Health Clubs, LLC	1997	45

Kent G. Snyder(3)(5)(6) Attorney at Law; Director of Pacific Premier Bancorp, Inc. and First Fidelity Bancorp	1998	67

Geoffrey L. Stack(3)(4)(5)(6) Managing Director, SARES•REGIS Group, real estate development and management; Director of Arral & Partners	1998	60

Michael H. Winer(2) Portfolio Manager, Third Avenue Management LLC, investment management	2001	48

(1)	Except as set forth below, each of the directors has been engaged in his principal occupation described above during the past five years. There are no family relationships among any directors of the Company.

Mr. Parker also served as Senior Associate Dean for Academic Affairs and Director of the MBA Program at Stanford from 1993 to 2001. Mr. Winer has served as a Portfolio Manager at Third Avenue Management LLC since August 2002, when it succeeded to the business operations of M.J. Whitman Advisers, Inc. and EQSF Advisers, Inc. Since March 2000, Mr. Winer has also served as a Co-Portfolio Manager at M.J. Whitman Management LLC, a hedge fund management company. Mr. Winer served as a Portfolio Manager at M.J. Whitman Advisers, Inc. and EQSF Advisers, Inc. since September 1998.

(2)	Member of Executive Committee.

(3)	Member of Audit Committee.

(4)	Member of Compensation Committee.

(5)	Member of Real Estate Committee.

(6)	Member of Nominating and Corporate Governance Committee.

The terms of Messrs. Goolsby, Metcalfe, Snyder and Winer expire at the 2005 Annual Meeting, and the terms of Messrs. Daniels, Ruocco and Stack expire at the 2006 Annual Meeting.

Board of Directors and Committees

Standing committees of the Board of Directors include the Executive, Audit, Compensation, Real Estate, and Nominating and Corporate Governance Committees. The major functions of each of these committees are described briefly below.

Except for certain powers which, under Delaware law, may be exercised only by the full Board of Directors, or which, under the rules of the Securities and Exchange Commission or the New York Stock Exchange, may only be exercised by committees composed solely of independent directors, the Executive Committee may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company.

The Audit Committee acts on behalf of the Board of Directors in fulfilling the Board’s oversight responsibility relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board. In addition, the Audit Committee retains the independent auditor and approves the scope of all audit and non-audit services it performs. The Charter of the Audit Committee was amended in its entirety by the Board of Directors in March 2004 and is attached as Appendix A to this Proxy Statement. Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange, and under Rule 10A-3 of the Securities and Exchange Commission.

The Compensation Committee reviews and either adjusts or recommends to the Board of Directors appropriate adjustments to the Company’s overall compensation structure, the compensation arrangements for executive officers, and director compensation, and evaluates the performance of executive officers.

The Real Estate Committee reviews all significant activities and issues related to the Company’s real estate assets and opportunities. It receives and considers the analyses of the Company’s real estate staff and provides management with oversight, guidance and strategic input on major decision points. It reviews and either approves or recommends to the Board of Directors appropriate action on significant proposed real estate transactions, development pro formas and budgets, and action plans.

The Nominating and Corporate Governance Committee was formed by the Board of Directors in December 2003. It is charged with evaluating the performance of existing directors, identifying and recruiting potential new directors, evaluating candidates for director positions recommended by stockholders, and recommending candidates to be nominated by the Board of Directors or elected by the Board on an interim basis. It also reviews and makes recommendations to the Board of Directors respecting the composition and functioning of Board committees, the Corporate Governance Guidelines, and the Board’s performance.

All of the members of the Nominating and Corporate Governance Committee are independent as that term is defined in the listing standards of the New York Stock Exchange. The Committee would be pleased to consider any recommendations of director candidates from stockholders. The Committee has not yet adopted any formal policies or procedures regarding consideration of candidates recommended by stockholders, candidate qualifications, or candidate recruitment, but the Committee’s Charter, which is available on the Company’s web site, www.tejonranch.com, charges the Committee with developing them. Stockholders may recommend a candidate for consideration by the Committee by sending a letter addressed to Nominating Committee Chair, c/o Corporate Secretary, P.O. Box 1000, Lebec, California 93243.

During 2003, there were four meetings of the Board of Directors, three of the Executive Committee, five of the Audit Committee, eight of the Compensation Committee, and three of the Real Estate Committee. During 2003 all incumbent directors attended 75% or more of the aggregate total of such meetings of the Board of Directors and committees of the Board on which they served.

The Board of Directors has made a finding that all directors, except Mr. Stine, are “independent” as that term is defined in the listing standards of the New York Stock Exchange. Mr. Daniels will preside at all portions of Board of Directors meetings limited to independent or non-management directors. The Board of Directors has also found that no member of the Audit Committee is an “affiliated person” as defined in the exchange listing standards or the rules of the Securities and Exchange Commission. The Board of Directors has further found that the Audit Committee has not less than one member who is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission, and that not less than one member of the Audit Committee has “accounting or related financial management expertise” as described in the listing standards of the New York Stock Exchange.

The Company’s policy is that all directors are expected to attend every annual stockholders meeting in person. All current directors attended the 2003 Annual Meeting of the Company.

The Board of Directors has adopted a Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees. It also has adopted Corporate Governance Guidelines to guide its own operations. Both documents are available on the Company web site, www.tejonranch.com. In addition, the charters of the Audit, Compensation, Nominating and Corporate Governance and Real Estate Committees are available on the web site.

Stockholders and other interested persons may communicate directly to the Board of Directors, without management needing to handle or forward the communication, and with management being unable to intercept the communication, through the Company’s web site. These communications will be automatically directed to the Chairman of the Audit Committee.

Director Compensation

In 2003, Directors who were not employees of the Company received an annual retainer of $24,000. The annual retainer was payable one-half in cash and one-half in stock options valued using the Black-Scholes method, unless the director elected to receive his entire retainer in stock options. If a director owned beneficially, or was affiliated with a person or entity which owned beneficially, 5% or more of the outstanding shares of the Common Stock of the Company, then that director could elect to receive his entire annual retainer in cash.

Commencing in 2004, the annual retainer has been increased to $26,000 allocated $12,000 in cash and $14,000 in restricted stock with a one year vesting period. A director may change the allocation of the annual retainer between stock and cash as described above. The Chairman of the Board of Directors receives an additional annual retainer of $10,000 in restricted stock with a one year vesting period, and the Chairmen of the Audit Committee and the Compensation Committee each receive an additional annual retainer of $5,000 in restricted stock with a one year vesting period. As a transitional matter, in March 2004 the Board granted to all non-employee directors 1,000 shares of restricted stock which vests over three years, one-third each year. Any new director will receive a grant of 1,000 shares on the same terms when he or she joins the Board. Directors will have the opportunity to defer retainers and stock grants into a non-qualified compensation plan.

Directors receive a fee of $1,000 for attendance at any meeting of the Board, a fee of $1,000 for the first Committee meeting attended by such director on a day when the Board is not meeting and a fee of $500 per Committee meeting attended by such director on the day of a Board meeting or another Committee meeting. One exception is that if the Nominating and Corporate Governance Committee meets on the same day as the Audit Committee, no fee will be paid for attending the former meeting. The fees are payable if the meeting is attended in person or by telephone conference call. Commencing in 2004, Board and Committee meeting fees paid to directors traveling from outside of California will be paid at 150% of the rates set forth above.

EXECUTIVE COMPENSATION

The following table shows the aggregate compensation paid on an accrual basis by the Company and its subsidiaries during 2003 and each of the two previous years to the Chief Executive Officer and to the four other executive officers of the Company who were most highly compensated in 2003.

SUMMARY COMPENSATION TABLE

Annual Compensation				Long Term Compensation		All Other Compensation(3) ($)
Name and Principal Position	Year	Salary(1) ($)	Bonus(1) ($)	Restricted Stock Awards(2) ($)	Securities Underlying Options(#)
Robert A. Stine	2003	350,000	200,000	0	0	3,500
President and Chief	2002	350,000	200,000	0	100,000	3,500
Executive Officer	2001	310,000	137,268	0	167,500	3,100

Dana C. Severy(4)	2003	225,000	73,800	0	0	0
Senior Vice President	2002	225,000	90,000	0	25,000	562
	2001	56,250	30,000	0	25,000	0

Dennis Mullins	2003	170,000	61,200	0	0	1,700
Vice President,	2002	170,000	72,000	0	25,000	1,700
General Counsel and	2001	170,000	61,081	92,354	46,000	1,700
Secretary

Allen E. Lyda	2003	170,000	52,126	0	0	1,700
Vice President, Chief	2002	170,000	77,500	0	25,000	1,700
Financial Officer, Treasurer	2001	170,000	49,419	0	39,000	1,700
and Assistant Secretary

Joseph E. Drew(4)	2003	160,000	43,520	0	0	1,600
Senior Vice President	2002	150,000	57,000	0	30,000	1,125
	2001	112,500	35,000	0	30,000	0

Jeffrey H. Warren	2003	135,000	57,105	0	0	1,350
Vice President	2002	135,000	63,909	0	20,000	0
	2001	135,000	50,301	0	22,500	0

(1)	Amounts shown include salary earned and received by executive officers. The bonus amounts shown were accrued by the Company in the years shown but were received by the officers in January, February or March of the following years.

(2)	The amounts in this column represent the value of restricted stock granted under the 1998 Stock Incentive Plan based on the closing price of the Company’s Common Stock on the New York Stock Exchange on the date the issuance of the shares was authorized by the Board of Directors. The valuations of the shares in the table do not reflect the effect of the contingencies on the value of the shares when they were granted. The restrictions were removed in September 2001 when the contingencies were satisfied.

(3)	The amounts in this column include the matching contributions made by the Company under its 401(k) defined contribution plan, but do not include obligations incurred for the benefit of the officers’ Supplemental Executive Retirement Plans.

(4)	Mr. Severy commenced employment with the Company on September 4, 2001, and resigned as an officer of the Company on November 26, 2003. Mr. Drew commenced employment as a Vice President of the Company on March 19, 2001, and was promoted to Senior Vice President on December 2, 2003.

The Company has entered into an agreement with Mr. Stine providing for him to serve as President, Chief Executive Officer and a director of the Company. Although the agreement does not provide for a term of employment, Mr. Stine will be entitled to continuation of his salary for one year if the Company terminates his employment without cause. In addition such a termination would result in acceleration of the exercise dates of Mr. Stine’s stock options. The agreement also provides for customary perquisites.

The Company has entered into agreements with each of the officers named in the Summary Compensation Table providing each officer with specified severance benefits in the event the Company terminates his employment without cause, or the employee terminates his employment for good cause, within two years following, or prior to and in connection with or anticipation of, a change of control of the Company. “Change of control” is defined to mean a liquidation of the Company; a change in the identity of a majority of the directors on the Board (with certain exceptions); the acquisition by any person or group of beneficial ownership of 20% or more of the outstanding shares of Common Stock or voting power of the Company (with certain exceptions); or a transaction or series of transactions resulting in the sale of substantially all of the Company’s assets or the merger, consolidation or reorganization of the Company, unless control of the Company or a successor company that acquires the Company’s assets is substantially the same after the transaction (as defined). The severance benefits generally consist of the continuation (for up to 36 months for Mr. Stine and 30 months for the other officers, subject to certain limitations) of the employee’s salary and Company health and life insurance, the continuation for a substantially shorter period of time of applicable perquisites, including Company car, country club membership and/or Company housing, and the acceleration of the exercise dates of all outstanding options to purchase capital stock of the Company.

Stock Options

The Company had a 1992 Stock Option Plan providing for the granting of options to purchase a maximum of 230,000 shares of Common Stock. New stock option grants could no longer be made under the 1992 Stock Option Plan after March 2002. No options to purchase shares remain outstanding under this plan as of December 31, 2003. The Company has a 1998 Stock Incentive Plan providing for the granting of awards, including stock options, with respect to a maximum of 1,600,000 shares of Common Stock. During 2003 no options were granted to the officers named in the Summary Compensation Table under the 1998 Stock Incentive Plan.

The following table shows the number of shares issued upon exercise of options in 2003 and the number of shares subject to exercisable and nonexercisable stock options outstanding at December 31, 2003, and held by executive officers named in the preceding Summary Compensation Table.

OPTION EXERCISES AND YEAR-END VALUE TABLE

Name	Shares Acquired on Exercise(#)	Valued Realized ($)	Number of Unexercised Options at Fy-end(#) Exercisable/ Unexercisable	Value of Unexercised In-the-money Options at Fy-end($)(1) Exercisable/ Unexercisable
Robert A. Stine	74,295	$892,852	273,912/269,727	$5,091,696/$4,712,180
Dana C. Severy	15,000	$223,947	0/0	0/0
Allen E. Lyda	0	0	68,957/65,989	$1,267,322/$1,145,008
Dennis Mullins	5,000	$82,675	61,957/66,989	$1,121,462/$1,261,508
Joseph E. Drew	6,000	$46,402	12,000/42,000	$184,910/$739,440
Jeffrey H. Warren	0	0	9,000/33,500	$217,050/$459,000

(1)	Market value of underlying securities at year end, minus the exercise price of options.

Pension Plan

The Company contributes each year to a Pension Plan for most of its employees the amount necessary to fund the Plan on an actuarially sound basis. The amounts of these annual contributions are not included in the compensation table above. Pension benefits to be received from the Plan upon retirement are determined by an employee’s five year final average annual compensation, length of service with the Company and age at retirement, subject to certain limitations imposed on a qualified retirement plan by the Internal Revenue Code.

In 1991 the Company adopted a Supplemental Executive Retirement Plan (the “SERP”) in order to restore to executives designated by the Compensation Committee of the Board of Directors the full benefits under the Pension Plan which would otherwise be restricted by certain limitations now imposed under the Internal Revenue Code. The SERP is unfunded, but the associated liability has been accrued and will be reflected on the Company’s financial statements. No benefits under the Pension Plan or the SERP become vested until the earlier of (a) the participant’s attainment of age 65 or (b) the completion of five or more years of vesting service (as defined under the Pension Plan). With respect to the SERP, an executive can become vested upon the incurrence of a total and permanent disability while employed by the Company as determined by the Board of Directors or the Compensation Committee. The Compensation Committee also has the power to grant a participant vested status with respect to the SERP even if he does not meet the foregoing requirements. In December 1999 the SERP was amended to give Mr. Stine credit for 1.875 years of service for each year of actual service, to allow him to receive benefits calculated on the basis of up to 30 years of service instead of the 25-year maximum applicable to other participants and to impose an overall formula limit on his maximum monthly retirement benefit. Under the amendment, if Mr. Stine remains in the employ of the Company and retires at age 65, he would receive benefits based upon 30 years of service.

The table below illustrates the amount of annual pension benefits payable under the Plan (as increased by amounts payable to eligible executives under the SERP) to persons in particular classifications who work to the normal retirement age of 65.

Five Year Final Average Annual Compensation	Years of Service
	10	20	25	30 or more
$100,000	$12,143	$24,286	$30,358	$36,429
150,000	20,393	40,786	50,983	61,179
200,000	28,643	57,286	71,608	85,929
205,000*	29,468	58,936	73,670	88,404
250,000	36,893	73,786	92,233	110,679
300,000	45,143	90,286	112,858	135,429
350,000	53,393	106,786	133,483	160,179
400,000	61,643	123,286	154,108	184,929
450,000	69,893	139,786	174,733	209,679
500,000	78,143	156,286	195,358	234,429
550,000	86,393	172,786	215,983	259,179
600,000	94,643	189,286	236,608	283,929

*	Current maximum annual compensation limit for all qualified plan benefit calculation purposes. (IRC 401(a)(17)).

For purposes of pension benefits, earnings consist of compensation determined in the manner reflected in the preceding Summary Compensation Table, except that for pension benefit purposes, bonuses are included in the year paid instead of in the year accrued and amounts under “Long Term Compensation” and “All Other Compensation” are not counted. The benefits presented are straight life annuity amounts and are determined based on the benefit formula required by the Plan, which conforms to the regulations of the Internal Revenue Service and ERISA. The benefits presented reflect deductions for Social Security as required by the Plan. The amounts of compensation for 2003 that could affect the five-year final average annual compensation of the executives named in the Summary Compensation Table if they retire are: Mr. Stine – $541,709; Mr. Severy –$293,682; Mr. Mullins – $229,224; Mr. Lyda – $237,443; Mr. Drew – $207,852; and Mr. Warren – $195,413. The credited years of service under the Plan and the SERP as of December 31, 2003, for those named in the Summary Compensation Table are: Mr. Stine – 13.125 years, Mr. Mullins – 10 years, Mr. Lyda – 13 years, Mr. Drew – 2 years, and Mr. Warren – 3 years. All employees having one year in service with the Company participate in the Plan, including all current officers of the Company. Mr. Severy has resigned his employment with the Company and will not receive any benefits under the Plan. Mr. Warren has additional pension benefits under the Plan respecting his service with the Company during 1987-1994.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

The policies recommended by the Compensation Committee and adopted by the Board of Directors for determining the compensation of executive officers for 2003 were similar to those used for 2002 with total compensation consisting of three components: salary, cash bonuses and equity. The percentages of total compensation represented by salary, bonuses and equity for 2003 were determined by the Committee and the Board. Among the factors considered by the Committee and the Board was a 1999 study provided by an independent consultant as well as information from other outside sources and input from individual members of the Committee and the Board. No specific formulas were used to determine the relative mix of the three forms of compensation, although guidelines for the mix provided by the independent consultant affected the final decisions of the Committee and the Board.

The salaries for all executives named in the Summary Compensation Table above remained the same for 2003 as they were for 2002, except for Mr. Drew. The salary for Mr. Drew was increased from $150,000 to $160,000, which reflected the Committee’s favorable evaluation of his performance and the Committee’s belief that his salary was below what other companies were paying for comparable positions.

For 2003 Mr. Stine had the opportunity to earn bonus compensation ranging from 22% to 79% of his base salary. The comparable range for all the other officers was from 19% to 57%. Eighty percent of the maximum bonus Mr. Stine could earn was based upon the extent to which he achieved a number of individual performance objectives relating to business development, operations and staffing and organization of the Company, and 20% was based upon the pre-tax income of the Company. Overall, Mr. Stine earned 72% of the maximum bonus that could be earned.

For Dennis Atkinson, Vice President-Agriculture, Mr. Drew, and Jeffrey Warren, Vice President-Property Management and Ranch Operations, the portion of the maximum bonus that could be earned by each of them based upon their individual performance objectives was 50%, the portion based upon the revenues and income of the part of the Company operations managed by them was 40% and the portion based upon overall Company revenues and income was 10%. For Mr. Lyda, whose performance does not relate to any particular part of the operations of the Company, 60% of the bonus was based upon achieving individual performance objectives and 40% was based upon the Company’s revenues and income. For Mr. Mullins, whose performance also does not relate to any particular part of the operations of the Company, those percentages were 80% and 20%, respectively. Effective November 2003, Dana Severy, formerly Senior Vice President-Residential & Resort Properties, resigned as an officer of the Company. His salary during 2003 was $225,000 and he received a bonus for the year of $73,800.

The Company has adopted a long-term compensation plan that contemplates the granting of stock options, performance shares and/or restricted stock awards on a periodic basis in the discretion of the Board of Directors pursuant to the Company’s 1998 Stock Incentive Plan. The Committee believes that equity-based incentives and rewards are a desirable form of long-term compensation because they align the interests of the executives with those of the stockholders. For 2002 the Committee recommended, and the Board approved, the granting of options to purchase an aggregate of 225,000 shares of Common Stock of the Company to the six executive officers named in the Summary Compensation Table. The number of shares subject to options granted to each executive reflects the nature of his duties as well as a subjective evaluation of the executive’s performance and/or potential.

For 2003, the Compensation Committee decided not to award additional stock options but rather to make an overall assessment of its compensation practices and particularly its practices with respect to long term equity awards. In March 2003, the Committee engaged The Poe Group, an independent compensation consulting firm, to assist it with this assessment and to make recommendations regarding improvements, if any, that might be made. As a result of the assessment of the consultant and the process associated with the overall review of the Committee’s compensation practices, the Compensation Committee recommended to the Board of Directors, and in March 2004 the Board adopted, certain changes to the Company’s long term compensation arrangements. In lieu of stock options, the Company will offer primarily restricted stock grants. Most of these stock grants will vest based on the achievement of performance criteria rather than vesting based on the passage of time. The performance criteria will be established by the Board with input from the Compensation Committee and will include the satisfaction of short term financial criteria and, with respect to a significant majority of the shares subject to the awards, will include the achievement of long term, strategic milestone objectives of the Company. The members of the Compensation Committee believe that by tying the vesting of most of the share grants to achievement of these long term, strategic milestones, management’s efforts will be very closely aligned with long term shareholder value enhancement. The elements of these changes are reflected in the Tejon Ranch Co. 2004 Incentive Bonus Program which is being submitted for approval by stockholders at the 2004 Annual Meeting.

In March 2004, the Committee also recommended, and the Board adopted, a Nonqualified Deferred Compensation Plan under which eligible managerial employees and members of the Board will be afforded the opportunity to enter into agreements for the deferral of a specified dollar amount or percentage of their base salary, director retainer and/or bonus payments. In addition, participants in the Plan who hold certain equity interests in the Company will be given the opportunity to defer under the Plan the gain inherent in such equity interests.

Robert C. Ruocco (Chairman), Dan T. Daniels, Norman Metcalfe,

George G.C. Parker, Geoffrey L. Stack

Members of the Compensation Committee

Performance Graph

The following graph is a comparison of cumulative total shareowner returns for the Company, the Dow Jones Equity Market Index, and the Dow Jones Real Estate Index for the period shown.

- ASSUMES $100 INVESTED ON DECEMBER 31, 1997

- TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

- FISCAL YEAR ENDING DECEMBER 31

	1999	2000	2001	2002	2003

TEJON RANCH	17.75%	-18.99%	24.27%	24.22%	38.08%

DJ EQUITY MKT	20.37%	-9.27%	-20.08%	-31.36%	1.88%

DJ REAL ESTATE	-6.83%	27.52%	11.80%	3.63%	36.90%

The stock price performance depicted in the above graph is not necessarily indicative of future price performance. The Performance Graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Performance Graph by reference.

The Dow Jones Real Estate Index, for the most part, includes companies which have revenues substantially greater than those of the Company. The Company is unaware of any industry or line-of-business index that is more nearly comparable.

PROPOSAL 2

APPROVAL OF THE INDEMNIFICATION AGREEMENTS

ENTERED INTO BY THE COMPANY AND ITS OFFICERS AND DIRECTORS

The stockholders are being asked at the Annual Meeting to approve and ratify the terms of the form of agreement and the execution of the agreements entered into between the Company and its directors and executive officers, including future directors and executive officers (collectively, “Indemnitees”), in substantially the form attached hereto as Appendix B (the “Indemnification Agreements”).

Although stockholder approval of the Indemnification Agreements is not required by law, it is considered appropriate to submit the Indemnification Agreements to the stockholders of the Company for their approval because the members of the Board of Directors are parties to, and therefore the beneficiaries of, the rights contained in the Indemnification Agreements. Although the law in this regard is not certain, stockholders who vote to ratify the Indemnification Agreements may be prevented by such vote from challenging the validity of the Indemnification Agreements in a subsequent court proceeding.

The Board of Directors believes that the Indemnification Agreements serve the best interests of the Company and its stockholders by strengthening the Company’s ability to attract and retain over time the services of the most capable persons available to serve as directors and/or officers who, through their efforts and expertise, can make a significant contribution to the success of the Company.

The Company currently has directors’ and officers’ liability insurance. The Indemnification Agreements are intended to complement that insurance and the indemnities and other protections available under applicable law and the Company’s Restated Certificate of Incorporation.

Indemnification under Delaware Law

Pursuant to Section 145 of the Delaware General Corporation Law (“Delaware Law”), the corporation has the power to indemnify any person who is a party to any threatened, pending, or completed legal proceeding by reason of his or her service on behalf of a corporation. Delaware Law further mandates that indemnification shall be made to any such person who has been successful “on the merits” or “otherwise” with respect to the defense of any such proceeding, but does not require indemnification in any other circumstances. The corporation may advance the expenses incurred in defending such a proceeding upon the giving of an undertaking, or promise, to repay such sums in the event it is later determined that such Indemnitee is not entitled to be indemnified.

Indemnification under the Restated Certificate of Incorporation

The Company’s Restated Certificate of Incorporation provides that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware Law, including when they are acting as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and serving at the request of the Company at the time the act or omission occurred. The indemnification rights contained in the Restated Certificate of Incorporation are not exclusive and are summary in nature. The Indemnification Agreements provide a number of procedural and substantive matters which are not addressed or are addressed in less detail in the Restated Certificate. One such matter is the payment or reimbursement of the Indemnitees’ costs, including attorneys fees, of defending a claim as such costs are incurred, rather than waiting until a final judgment in the case. This practice is expressly authorized in the circumstances described in the Indemnification Agreements.

Indemnification Agreements

The Indemnification Agreements provide a scheme of indemnification that may be broader than that specifically provided by Delaware Law. It is possible that certain claims beyond the scope of the statute may be indemnifiable, since Delaware Law specifically provides that its provisions are not the exclusive source of indemnification. It has not yet been determined, however, to what extent the indemnification expressly permitted by Delaware Law may be expanded and, therefore, the scope of indemnification provided by the Indemnification Agreements may be subject to future judicial interpretation.

The Indemnification Agreements provide that the Company shall indemnify an Indemnitee who is or was a party or who is or was threatened to be made a party to or is or was otherwise involved in any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Indemnitee is or was a director or officer of the Company or a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise serving at the request of the Company at the time the act or omission occurred. In practice, the “other enterprise” to which the foregoing clause refers would generally include a subsidiary of the Company, a joint venture in which the Company of one of its subsidiaries is a partner, or a charitable organization or public agency on the board of directors of which an Indemnitee serves.

The Company shall advance all expenses, judgments, fines, penalties and amounts paid in settlement incurred by the Indemnitee in connection with the investigation, preparation for, defense, settlement or appeal of any civil or criminal action or proceeding described above, subject to the substantive limitations on Indemnitees’ right to indemnification set forth in Delaware law and the Indemnification Agreements, and subject to the Board of Directors’ right, as provided in the Indemnification Agreements, to review and approve the Indemnitees’ right to be indemnified. The Indemnitee shall repay such amounts advanced only if it shall be ultimately determined that he or she is not entitled to be indemnified by the Company. Any award of indemnification to an Indemnitee, if not covered by insurance, would come directly from the assets of the Company, thereby affecting a stockholder’s investment.

The Indemnification Agreements set forth a number of procedural and substantive matters which are not addressed or are addressed in less detail in Delaware Law, including the following:

First, the Indemnification Agreements explicitly provide for partial indemnification of costs and expenses in the event that an Indemnitee is not entitled to full indemnification under the terms of the Indemnification Agreements. Delaware Law does not specifically address this issue. It does, however, provide that to the extent that an Indemnitee has been successful on the merits, he or she shall be entitled to such indemnification.

Second, in the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to the Indemnitee of written notice of its election to do so.

Third, indemnification provided by the Indemnification Agreements is not exclusive of any rights to which the Indemnitee may be entitled under the Company’s Restated Certificate of Incorporation, any agreement, any vote of stockholders or disinterested directors, Delaware Law, or otherwise. The indemnification provided under the Indemnification Agreements continues for any action taken or not taken while serving in an indemnified capacity, even though the Indemnitee may have ceased to serve in such capacity at the time of the action, suit or other covered proceeding and inures to the benefit of the executors, administrators, heirs and other successors by death of the Indemnitee.

Finally, the Indemnification Agreements do not provide for: (a) indemnification for liabilities where prohibited by law; (b) indemnification for expenses and the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar or successor statute; (c) indemnification where the Indemnitee’s acts or omissions were reasonably believed by the Indemnitee to be contrary to the best interests of the Company or its stockholders; (d) indemnification for any transaction from which the Indemnitee derived an improper personal benefit; (e) indemnification where, in the case of a criminal action or proceeding, the Indemnitee had reason to believe his or her conduct was unlawful; and (f) indemnification of Indemnitee when Indemnitee initiates the action, unless the Board of Directors has approved the initiation of the proceeding.

The foregoing discussion of the Indemnification Agreements is qualified in its entirety by reference to the form of the Indemnification Agreements attached to this proxy statement as Appendix B, which you are urged to read and consider carefully.

Indemnification of Liabilities under the Securities Act of 1933

The SEC has expressed its opinion that indemnification of directors, officers and controlling persons of the Company against liabilities arising under the Securities Act of 1933, as amended (the “Act”), is against public policy as expressed in the Act and is, therefore, unenforceable.

Vote Required

Section 144 of the Delaware Law provides that no contract between a corporation and one or more of its directors is either void or voidable solely because such director or directors are parties to such contract if the material facts as to the transaction and as to such director’s interest are disclosed or known to the stockholders or disinterested directors and such contract is approved in good faith by vote of the stockholders or a disinterested majority of the corporation’s board of directors, or the contract is fair to the Company as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders.

No Company directors qualify as being disinterested since each of the directors has received and executed an Indemnification Agreement. Although the Company believes that the form of the Indemnification Agreements is fair to the Company, and that stockholder ratification is not required by law, the Company believes that it is good corporate practice to submit the Indemnification Agreements to the stockholders for their consideration.

Ratification of the Indemnification Agreements will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker non-vote will not be treated as entitled to vote on this subject matter at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE TEJON RANCH CO. 2004 INCENTIVE BONUS PROGRAM

The Board of Directors has adopted, subject to stockholder approval, the Tejon Ranch Co. 2004 Incentive Bonus Program (the “Bonus Program”) to attract and retain individuals of exceptional managerial talent by providing appropriate performance-based long-term incentive awards. As noted in the Compensation Committee report on page 11, the Company has undergone a significant review of its compensation practices, and the Bonus Program is a part of the new long term compensation arrangements, which include moving primarily to restricted stock and restricted stock unit awards in lieu of stock options. Awards under the Bonus Program will be made be in the form of restricted stock and restricted stock unit awards from the pool of shares available under the Company’s 1998 Stock Incentive Plan, which has already been approved by stockholders. By approving the Bonus Program, the stockholders are not increasing the number of shares available under the Company’s 1998 Stock Incentive Plan. As the Compensation Committee notes in its report, the Company believes that as a result of the shift to long-term performance-based awards, management’s efforts will be very closely aligned with long term shareholder value enhancement.

The Bonus Program is intended to be a qualified performance-based compensation program for purposes of Section 162(m) of the Internal Revenue Code (“Code”). Section 162(m) of the Code provides that compensation in excess of $1,000,000 paid in any year to the Company’s chief executive officer or any of the Company’s four other highest paid executive officers named in the proxy statement (the “covered executives”) is not deductible for federal tax purposes, unless it qualifies as “performance-based” compensation under section 162(m) of the Code. Although the Board of Directors intends for the compensation payable under the Bonus Program to satisfy the requirements of performance-based compensation under section 162(m), it cannot ensure that it will in fact do so.

The following is a summary of the material features of the Bonus Program, which is qualified in its entirety by reference to the complete text of the Bonus Program, a copy of which is included herein as Appendix C.

The Committee

A committee consisting of two or more members of the Board of Directors, each of whom is an “outside director” for purposes of Code section 162(m), has been appointed by the Board to administer the Bonus Program. Subject to confirmation of the Board of Directors, the Committee has the full power to administer and interpret the Bonus Program and to establish rules for the administration of the Bonus Program. Currently, the Compensation Committee of the Company serves as the committee administering the Bonus Program. Upon confirmation by the Board of Directors, all decisions, determinations and interpretations of the Committee with respect to the Bonus Program will be final and binding.

Eligible Participants

Officers of the Company or any of its affiliates are eligible to participate in the Bonus Program. The Committee, subject to the approval of the Board of Directors, selects the officers of the Company or its affiliates that will be eligible to participate in the Bonus Program. Currently, six officers are eligible to participate in the Bonus Program.

Awards Under the Bonus Program

Awards under the Bonus Program are payable solely in the Company’s common stock, and awards may take the form of restricted stock, restricted stock units, or a combination of the two. The shares of stock will be awarded from the Company’s 1998 Stock Incentive Plan, which has been previously approved by the Company’s stockholders.

The Committee will establish target bonus levels and performance criteria for each participant in the Bonus Program for each performance period. Different goals may be established for different participants, and the goals may, but need not be, different for each performance period. The performance goals will include a threshold level of performance below which no bonus will be paid, and a maximum level of performance over which no additional bonus will be paid. The performance goals established by the Committee will be based on one or more of the following business or financial goals of the Company, affiliates, divisions, operating units, and/or specific projects:

•	absolute or relative increases in total shareholder return;

•	economic value added;

•	return on capital employed;

•	revenues;

•	sales;

•	return on investments;

•	backlog;

•	net income;

•	earnings per share;

•	EBITDA;

•	share price;

•	market share improvement;

•	gross margin;

•	pre-tax income;

•	return on equity;

•	cash flow;

•	operating margin;

•	net worth;

•	real property sales;

•	property development;

•	obtaining entitlements;

•	obtaining regulatory approvals;

•	limiting project costs; and

•	achieving strategic project deadlines.

The Committee may appropriately adjust any evaluation of performance under any of the performance criteria to exclude any of the following events that occurs during a performance period:

•	asset write-downs;

•	litigation or claim judgments or settlements;

•	the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results;

•	accruals for reorganization and restructuring programs; and

•	any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

Award Limitations for Covered Executives

The maximum award that may be granted to any one participant that is a “covered employee” under Section 162(m) of the Code with respect to any fiscal year of the Company may not exceed 290,000 shares of the Company’s common stock, as compared to the current limit for annual awards under the 1998 Stock Incentive Plan, which is 400,000 shares.

Amendment and Termination

The Board of Directors or the Committee may modify, amend, or terminate the Bonus Program at any time, but no modification or termination may, in the absence of the affected participant’s consent, adversely affect the rights of the participant with respect to any bonus previously granted. In addition, no amendment which would require stockholder approval for the Bonus Program to continue to comply with Code Section 162(m) will be effective unless it is approved by stockholders.

Benefits Payable Under the Bonus Program

The following benefits have been awarded under the Bonus Program in 2004, and are contingent on receiving stockholder approval. The dollar value of the awards is based on the closing price of shares of the Company’s common stock on March 16, 2004, which was $37.41. Each award consists of awards of restricted stock or restricted stock units which vest subject to the achievement of certain financial performance criteria at the end of a three year performance period. For each award, no shares of stock shall be awarded unless the threshold level of achievement is met. The information for each performance level below is the aggregate award payable at that level, and includes the shares already paid for previous levels. For instance, the target level includes shares paid at the threshold level. The precise performance criteria for each award consist of confidential business information.

	Number of Shares of Restricted Stock
Name and Position	Dollar Value ($) at Maximum	Threshold	Target (includes Threshold)	Maximum (includes Threshold and Target)
Robert A. Stine President and Chief Executive Officer	$353,150	3,146	6,293	9,440

Dennis Mullins Vice President, General Counsel and Secretary	$128,429	1,144	2,289	3,433

Allen E. Lyda Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	$112,380	1,001	2,003	3,004

Joseph E. Drew Senior Vice President	$112,380	1,001	2,003	3,004

Jeffrey H. Warren Vice President	$64,196	572	1,144	1,716

Executive Group	$824,031	7,340	14,685	22,027

Non-Executive Director Group	—	—	—	—

Non-Executive Officer Employee Group	—	—	—	—

Information Regarding Equity Compensation Plans

The following table provides information about the Company’s common stock that may be issued under all of the Company’s equity compensation plans in effect as of December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	1,096,424	$23.36	569,090	(1)
Equity compensation plans not approved by shareholders	—	—	—
Total	1,096,424	$23.36	569,090

(1)	These shares may also be issued as restricted stock or other stock-based awards.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP has been selected by the Board of Directors to serve as the Company’s independent public accountants for the year 2004 and served in that capacity for the year ended December 31, 2003. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

Audit Fees.    The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2003 and for the reviews of the financial statements included in the Company’s Forms 10-Q for that year were $152,410.

All Other Fees.    The aggregate fees billed by Ernst & Young LLP for all other services not referred to above for the year ended December 31, 2002 were $52,370.

The Audit Committee of Board of Directors considered whether the provision of the services referred to above under the heading “All Other Fees” is compatible with maintaining the independence of Ernst & Young LLP.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors has furnished the following report:

The Audit Committee reviewed the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has also considered whether the independent auditors’ providing of non-audit services to the Company is compatible with their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission.

Kent G. Snyder (Chairman), Craig Cadwalader,

George G.C. Parker, Robert C. Ruocco, Geoffrey L. Stack

Members of the Audit Committee

OTHER

Financial Information.    Both of the Company’s Annual Report to Stockholders and the Company’s Annual Report on Form 10-K (including the financial statements and financial statement schedules but without exhibits) as filed with the Securities and Exchange Commission accompany this Proxy Statement. Both reports may be obtained without charge by calling or writing Corporate Secretary, Tejon Ranch Co., Post Office Box 1000, Lebec, California 93243, (661) 248-3000.

Stockholder Proposals.    A stockholder’s proposal will be considered at the 2004 Annual Meeting of Stockholders only if the stockholder provides timely notice of such proposal in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 60 days prior to the meeting as originally scheduled, but if less than 40 days notice or prior public disclosure of the date of the meeting is given or made to the stockholders, then the notice must be received not later than the close of business on the 10th day following the day on which the Notice of Annual Meeting of Stockholders was mailed. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. To be considered for inclusion in the proxy statement for the 2005 Annual Meeting, stockholder proposals are required to be delivered to the Company on or before December 8, 2004.

Other Business.    Management does not know of any matter to be acted upon at the meeting other than those described above, but if any other matter properly comes before the meeting, the persons named on the enclosed proxy will vote thereon in accordance with their best judgment.

Stockholders are urged to sign and return their proxies without delay.

For the Board of Directors,

DAN T. DANIELS, Chairman of the Board

DENNIS MULLINS, Secretary

April 8, 2004

APPENDIX A

TEJON RANCH CO.

AUDIT COMMITTEE CHARTER

1.    Members.    The Audit Committee shall be appointed by the Board of Directors and shall consist of at least three members, all of whom shall be independent directors. One member shall be designated as chairperson. For purposes hereof, the term “independent” shall mean a director determined by the Board to be independent pursuant to the Company’s Corporate Governance Guidelines, and who, in addition:

•	has not, at any time in the fiscal year, accepted, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries, provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company or any subsidiary of the Company (provided that such compensation is not contingent in any way on continued service);

•	is not an affiliated person of the Company or any of its subsidiaries, as defined in Rule 10A-3 of the Securities and Exchange Commission.

Each member of the Audit Committee must be “financially literate”, and at least one member must have “accounting or related financial management expertise”, as such terms are used in the Rules of the New York Stock Exchange and as determined by the Board. At least one member of the Audit Committee shall be an “audit committee financial expert,” as determined by the Board in accordance with the rules of the Securities and Exchange Commission (the “SEC”).

2.    Purposes, Duties, and Responsibilities.    The Audit Committee’s responsibility is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the Company’s outside auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that the financial management of the Company, as well as the outside auditors of the Company, have more time, knowledge and more detailed information on the Company than do Audit Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not expected to provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the work of the Company’s outside auditors.

The purposes of the Audit Committee shall be to:

•	represent and assist the Board of Directors in discharging its oversight responsibility relating to: (i) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements; (ii) the surveillance of administration and financial controls and the Company’s compliance with legal and regulatory requirements; (iii) the outside auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and the Company’s outside auditor; and

•	prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Among its specific duties and responsibilities, the Audit Committee shall:

(i)  Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation and oversight of the work of the outside auditor. In this regard, the Audit Committee shall appoint and retain, compensate, evaluate, and terminate, when appropriate, the outside auditor, which shall report directly to the Audit Committee.

(ii)  Obtain and review, at least annually, a report by the outside auditor describing:

•	the outside auditor’s internal quality-control procedures;

•	any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditing firm; and

•	any steps taken to deal with any such issues.

(iii)  Approve in advance all audit services to be provided by the outside auditor. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved.)

(iv)  Establish policies and procedures for the engagement of the outside auditor to provide audit and permissible non-audit services, which shall include pre-approval of all permissible non-audit services to be provided by the outside auditor.

(v)  Consider, at least annually, the independence of the outside auditor, including whether the outside auditor’s performance of permissible non-audit services is compatible with the auditor’s independence, and obtain and review a report by the outside auditor describing any relationships between the outside auditor and the Company or any other relationships that may adversely affect the independence of the auditor.

(vi)  Review and discuss with the outside auditor:

•	the scope of the audit, the results of the annual audit examination by the auditor, and any difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the outside auditor’s activities or on access to requested information, and any significant disagreements with management; and

•	any reports of the outside auditor with respect to interim periods.

(vii)  Review and discuss with management and the outside auditor the annual audited and quarterly financial statements of the Company prior to the filing of its annual and quarterly reports with the SEC, including:

•	an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

•	the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the reports to be filed with the SEC, including accounting policies that may be regarded as critical; and

•	major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations; and receive reports from the outside auditor as required by SEC rules.

(viii)  Recommend to the Board based on the review and discussion described in paragraphs (v)—(vii) above, whether the financial statements should be included in the Annual Report on Form 10-K.

(ix)  Review and discuss the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the outside auditor or management.

(x)  Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

(xi)  Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program.

(xii)  Review and discuss the Company’s earnings press releases, as well as financial information and earnings guidance to be provided to analysts and ratings agencies.

(xiii)  Review and discuss the Company’s policies with respect to risk assessment and risk management.

(xiv)  Oversee the Company’s compliance systems with respect to legal and regulatory requirements and review the Company’s codes of conduct and programs to monitor compliance with such codes.

(xv)  Establish procedures for handling complaints regarding (1) accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters, and (2) matters covered by the Company’s codes of conduct.

(xvi)  Establish policies for the hiring of employees and former employees of the outside auditor.

(xvii)  Annually evaluate the performance of the Audit Committee and assess the adequacy of the Audit Committee charter.

3.    Subcommittees.    The Audit Committee may delegate to a subcommittee of the Audit Committee consisting of not less than two members of the Committee the responsibility to review specific issues, meet with management, auditors or others on behalf of the Committee regarding such issues, and prepare recommendations or reports for review by the Committee.

4.    Outside Advisors.    The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist it in the performance of its functions and shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to any such advisors.

5.    Meetings.    The Audit Committee shall meet at least five times per year, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall meet in executive session (i) without management present at least three times per year and (ii) periodically separately with each of management, the principal internal auditor of the Company and the outside auditor. A majority of the members of the Audit Committee constitutes a quorum. The Audit Committee shall report regularly to the full Board of Directors with respect to its activities.

APPENDIX B

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into, effective as of                  , 2004 between Tejon Ranch Co., a Delaware corporation (the “Company”), and                     (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director and/or officer of the Company and/or its subsidiaries;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued and effective service to the Company and in order to induce Indemnitee to provide services to the Company and/or any of its subsidiaries as a director and/or officer, the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent permitted by law and consistent with good corporate governance.

NOW, THEREFORE, in consideration of Indemnitee’s continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties agree as follows:

1.    Indemnification.

(a)  Third Party Proceedings.    In the event Indemnitee was or is a party to or other participant in, or is threatened to be made a party to or otherwise involved in, a Proceeding (other than an action by or in the right of the Company to procure a judgment in its favor), the Company shall indemnify Indemnitee from and against any and all Expenses, liabilities, losses, judgments and fines which are actually and reasonably incurred by Indemnitee in connection with such Proceeding, all amounts paid or to be paid in settlement (if such settlement is approved in advance by the Company), any interest, assessments or other charges imposed thereon and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement (determined net of all deductions for the payment of such amounts to third parties), provided, that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)  Proceedings by or in the Right of the Company.    In the event Indemnitee was or is a party to or other participant in, or is threatened to be made a party to or otherwise involved in, a Proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor, the Company shall indemnify Indemnitee from and against any and all Expenses which are actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding and any interest, assessments or other charges imposed thereon and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement (determined net of all deductions for the payment of such amounts to third parties), if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for Expenses and such related charges and taxes and then only to the extent that the court shall determine.

2.    Advancement of Expenses; Indemnification Procedure.

(a)  Advancement of Expenses.    Subject to Section 2(g) below, the Company shall advance all Expenses actually and reasonably incurred by Indemnitee in connection with the investigation, preparation for, defense, settlement or appeal of any Proceeding referenced in Section 1(a) or (b) hereof. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized in this Agreement, the Certificate of Incorporation or By-laws of the Company or elsewhere. The advances to be made hereunder shall be paid by the Company to Indemnitee within ten (10) days following delivery of a written request therefor by Indemnitee to the Company accompanied by copies of third-party billings and other reasonable documentation of the nature and amount of the expenses and shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement, but subject to Section 2(g) below. To the extent Indemnitee has personally paid any Expenses prior to making a request under this Section 2(a), the Company shall, if so requested by Indemnitee and subject to Section 2(g) below, reimburse Indemnitee for all amounts so paid. Indemnitee’s obligation to reimburse the Company for advances shall be unsecured, and no interest shall be charged thereon.

(b)  Notice/Cooperation by Indemnitee.    Indemnitee shall give the Company notice in writing as soon as practicable of any claim threatened or made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the General Counsel of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee pursuant to Section 14 hereof). Notice shall be deemed received as set forth in Section 14 hereof. In addition, Indemnitee shall give the Company such information and cooperation in the defense of any pending, threatened or completed Proceeding as shall be within Indemnitee’s power, except that Indemnitee shall not be required to give the Company information that is privileged or confidential as to Indemnitee. The failure to give notice required under this Section 2(b) and any delay in giving such notice shall not affect Indemnitee’s right to be indemnified or receive advances of Expenses under this Agreement except to the extent that the Company is prejudiced by any such failure or delay.

(c)  Procedure.

(i)    Any indemnification provided for in Section 1(a) or 1(b) hereof (unless ordered by a court) shall be made no later than sixty (60) days after receipt of the written request of Indemnitee accompanied by copies of third-party billings and other reasonable documentation of the items to be indemnified if, and only if, authorized in the specific case upon a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Section 1(a) or 1(b), as the case may be, by any of the following:

A.  a majority vote of directors who are not parties to such Proceeding (even though less than a quorum);

B.  by a committee of directors who are not parties to such Proceeding designated by a majority of directors who are not parties to such Proceeding (even though less than a quorum).

C.   if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion; or

D.  the stockholders of the Company.

(ii)  If a claim under this Agreement for indemnification with respect to a Proceeding is not paid in full by the Company within sixty (60) days after a written request for payment thereof has first been received by the Company, Indemnitee may within one (1) year after receipt of such written request by the Company bring an action against the Company to recover the unpaid amount of the claim. No such action may be brought after the expiration of the one-year period. It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in connection with any Proceeding in advance of its final disposition when the determinations described in Section 2(g) have not been made) that Indemnitee has not met the standards of conduct which make it permissible under Section 1(a) or (b), whichever is applicable, and Section 8 for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide on a de novo basis. Neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct. The failure of Indemnitee to satisfy the provisions of this Section 2 or other requirements of this Agreement may also be a defense to any such action.

(d)  Notice to Insurers.    If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has directors’ and officers’ liability insurance policies in effect, then the Company shall give prompt notice of the claim to the insurers of such policies in accordance with the procedures set forth in such policies. The Company shall thereafter undertake commercially reasonable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such claim in accordance with the terms of such policies, except that nothing in this Section 2(d) shall require the Company to commence litigation against any such insurers.

(e)  Selection of Counsel.    Upon and after notification of the Company of the commencement of any Proceeding as to which indemnification will or could be sought under this Agreement, then unless and until the Company makes the determinations described in Section 2(g), the Company shall be entitled to assume and control the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided, that (i) Indemnitee shall have the right to employ his or her counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or, (C) the Company shall not within sixty (60) days after receipt of notice of the commencement of the Proceeding, in fact, have employed counsel to assume the defense of such Proceeding, then the Expenses of Indemnitee’s counsel shall be at the expense of the Company (subject to a final judgment causing such expenses to become reimbursable to the Company and with the right to have such Expenses advanced in the interim governed by Sections 2(a) and 2 (g)) . In the event separate counsel is retained by an Indemnitee pursuant to this Section 2(e), the Company shall cooperate with Indemnitee with respect to the defense of the Proceeding, including making documents, witnesses and other reasonable information related to the defense available to Indemnitee and such separate counsel pursuant to joint-defense agreements or confidentiality agreements, as appropriate. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in (ii)(B) above.

(f)  Settlement of Claims.    The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. The Company shall not settle any Proceeding (in whole or in part) in any manner which would impose any Expense, judgment, fine, penalty or other monetary obligation on Indemnitee without Indemnitee’s prior written consent unless any such Expense, judgment, fine, penalty or other monetary obligation (a) is covered by indemnification payable by the Company under this Agreement or otherwise and the Company reasonably demonstrates its ability to pay the indemnification, (b) is covered by insurance provided by the Company or (c) is covered by a combination of (a) and (b) above. If the requirements of (a) through (c) of the preceding sentence are met, such settlement shall not require the consent of Indemnitee and Indemnitee will cooperate in effecting the settlement. Any settlement that imposes any limitation on the future rights or activities of Indemnitee, including without limitation any restriction on his or her right to engage in any business activity or to serve as an officer or director of a publicly or privately held company, may not be settled by the Company without the Indemnitee’s prior written consent, which consent will not be unreasonably withheld.

(g)  Determination Not to Advance Expenses.    Section 2(a) above shall govern the right of Indemnitee to require the Company to advance all Expenses actually and reasonably incurred by Indemnitee with respect to a Proceeding in advance of its final disposition unless and until the Board of Directors, acting by the vote of two-thirds (2/3) of the directors who are not parties to such Proceeding (even though less than a quorum), reasonably determines that Indemnitee has not met the standards of conduct which make it permissible under Section 1(a) or (b), whichever is applicable, and Section 8 for the Company to indemnify Indemnitee, and further determines that such interim advancement of Indemnitee’s Expenses shall not be made by the Company. If the Company has paid any of Indemnitee’s Expenses prior to time the Board of Directors makes these determinations, then the Company shall not be entitled to reimbursement of such Expenses prior to the time that Indemnitee’s undertaking to repay the Company, set forth in Section 2(a), becomes operative. Section 2(c)(ii) shall apply to any action by Indemnitee to require the Company to advance Expenses incurred in connection with any Proceeding in advance of its final disposition following the Board of Directors making the foregoing determinations, except that the one-year period shall run from the date Indemnitee receives notice that the foregoing determinations were made, and the Company shall have the defenses described therein.

3.    Nonexclusivity.    The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, the Company’s By-laws, any agreement, any vote of stockholders or disinterested directors, the Delaware General Corporation Law or otherwise, both as to action taken in Indemnitee’s official capacity and as to action taken in another capacity while holding such office. The indemnification and advancement of Expenses provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding and shall inure to the benefit of the executors, administrators, heirs and other successors by death of such a person.

4.    Partial Indemnification.    If Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by the Company for some or a portion of the Expenses, judgments or fines actually and reasonably incurred by him or amounts paid in settlement effected in compliance with Section 2(f), but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or settlements to which Indemnitee is entitled.

5.    Mandatory Indemnification.    Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 1(a) or (b) or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.

6.    Mutual Acknowledgment.    Both the Company and Indemnitee acknowledge that in certain instances, applicable law or public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee. All rights of Indemnitee to indemnification under this Agreement are subject to the determination of any such court.

7.    Severability.    Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

8.    Exceptions.    Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)  Excluded Acts.    To indemnify Indemnitee (i) for acts or omissions that the Indemnittee believed to be contrary to the best interests of the Company or its stockholders or that involved the absence of reasonable good faith on the part of the Indemnitee and (ii) any transaction from which the Indemnitee derived an improper personal benefit.

(b)  Claims Initiated by Indemnitee.    To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except as provided in Section 13 with respect to actions filed to establish or enforce a right to indemnification or advancement of Expenses under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law (or any similar successor statute), but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such Proceeding; or

(c)  Claims Under Section 16(b).    To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale, or the sale and purchase, by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

9.    Effectiveness of Agreement.    This Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was a director and/or officer of the Company, or was serving at the request of the Company as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the time such act or omission occurred.

10.    Construction of Certain Phrases.    For purposes of this Agreement, references to:

(a)  “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes or penalties assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company and/or any of it subsidiaries which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants or the beneficiaries thereof.

(b)  “Expense” or “Expenses” shall mean any expense, including without limitation, all attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts (including accountants and other advisors), witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, filing fees and all other disbursements or expenses of the type typically paid or incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding referenced in Section 1, but excluding any expenses of establishing a right to indemnification or advancement of Expenses under this Agreement. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(c)  “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative or legislative hearing or any other actual, threatened or completed proceeding, including any and all appeals, whether of a civil, criminal, administrative, investigative or other nature, and in each case whether or not commenced prior to the date of this Agreement, in which Indemnitee was or is a party or other participant, or is threatened to be made a party to or otherwise involved, by reason of fact that Indemnitee is or was a director and/or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, water district or other governmental entity, charitable organization, or other enterprise or by reason of anything done or not done by Indemnitee in any such capacity. For all purposes of this Agreement, any officer performing legal, accounting, engineering or other professional services for the Company shall be deemed to have done so in his or her capacity as an officer.

11.    Counterparts.    This Agreement may be executed in one or more counterparts (including by facsimile transmission), each of which shall constitute an original.

12.    Successors and Assigns.    This Agreement shall be binding upon the Company and its successors and assigns (including by any transfer of all or substantially all of the assets or any successor by merger or consolidation), and shall inure to the benefit of Indemnitee’s estate, legal representatives heirs and other successors as a result of Indemnitee’s death or disability.

13.    Attorneys’ Fees.    In the event of any litigation or arbitration under or relating to this Agreement, the prevailing party shall be entitled to recover such party’s reasonable costs incurred in connection therewith, including without limitation reasonable attorney’s fees.

14.    Notice.    All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and actually received by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail, postage prepaid, on the third (3rd) business day after the date postmarked or (iii) if sent by overnight courier of recognized standing, on the date of such receipt. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice given pursuant to this Section 14.

15.    Consent to Jurisdiction.    The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the States of Delaware and California for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware or California.

16.    Choice of Law.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

17.    Subrogation.    In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

18.    Parties in Interest.    Nothing in this Agreement, whether express or implied, is intended to confer any right or remedies under or by reason of this Agreement to any persons other than the parties to it and their respective successors and assigns referred to in Section 12, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party hereto. Furthermore, no provision of this Agreement shall give any third persons any right of subrogation or action against any party hereto.

19.    Continuation of Indemnification.    All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding by reason of the fact that Indemnitee was serving in the capacity referred to herein.

20.    Indemnification by One or More Other Entities.    If at any time during the application of this Agreement, Indemnitee is entitled to indemnification from one or more of the Company’s subsidiaries (excluding wholly-owned subsidiaries) or any other corporation, partnership, joint venture, trust, water district or other governmental entity, charitable organization, or other enterprise for which Indemnitee is serving as a director, officer, employee or agent at the request of the Company, then Indemnitee specifically agrees that all demands and claims for indemnification by Indemnitee shall first be presented to, and either paid or rejected, in whole or in part, by, such other entities, and that the indemnification contained in this Agreement shall apply only to the extent that one or more of the other entities for any reason refuses or fails to fully indemnify Indemnitee or is prohibited by any law from doing so.

21.    Entire Agreement.    Except as provided in Sections 3 and 20 hereof, this Agreement represents and contains the entire agreement and understanding between the parties, and all previous statements or understandings, whether express or implied, oral or written, relating to the subject matter hereof are fully and completely extinguished and superseded by this Agreement. This Agreement shall not be altered or varied except by a writing duly signed by both of the parties. This Agreement supersedes all agreements for indemnification entered into by the Company with Indemnitee in his capacity as a director and/or officer of the Company.

22.    Amendment and Termination.    No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

23.     No Duplication of Payments.    The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent that Indemnitee has otherwise received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise indemnifiable under this Agreement.

24.    Stockholder Approval.    This Agreement is conditioned upon and subject to the approval of the Company stockholders at the 2004 Annual Meeting of Stockholders. This Agreement shall be void ab initio if such approval is not obtained.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date specified above.

TEJON RANCH CO. 4436 Lebec Road P. O. Box 1000 Lebec, CA 93423

By:
Name:Robert A. Stine Title: President& Chief Executive Officer

AGREED TO AND ACCEPTED:

INDEMNITEE

Name:

Address:

Signature:

APPENDIX C

TEJON RANCH CO. 2004 INCENTIVE BONUS PROGRAM

1.    PURPOSE.    In connection with and pursuant to the Tejon Ranch Co.’ s 1998 Stock Incentive Plan (“Stock Plan”), the Tejon Ranch Co. 2004 Incentive Bonus Program (the “Program”) is hereby established to provide senior management of Tejon Ranch Co., a Delaware corporation (the “Company”), and its Affiliates with incentive compensation based upon the level of achievement of financial and other performance criteria. The Program will enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends. The Program provides for grants of performance-based restricted stock or restricted stock units payable under the Stock Plan. The Program is adopted effective as of January 1, 2004, and shall continue in effect until terminated by the Board or the Committee.

2.    DEFINITIONS.    As used in the Program, the following terms shall have the meanings set forth below:

(a)  “Affiliate” means (i) any Person that directly, or through one or more intermediaries, controls, is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)  “Award” means an award of restricted stock or restricted stock units under the Company’s 1998 Stock Incentive Plan.

(c)  “Board” means the Board of Directors of the Company.

(d)  “Change of Control” shall mean the occurrence of any of the following events:

(i)  a merger or consolidation of the Company if and only if as a result of the transaction persons other than the shareholders immediately prior to such transaction shall own 80% or more of the voting securities of the Company or its successor after the transaction;

(ii)  the sale or transfer by the Company of all or substantially all of its property and assets in a single transaction or series of related transactions; or

(iii)  the dissolution or liquidation of the Company.

(e)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)  “Committee” shall mean the Compensation Committee of the Board, which shall consist of two or more Outside Directors.

(g)  “Covered Employee” shall mean a Participant who is a “covered employee” within the meaning of Code Section 162(m) and the Treasury regulations promulgated thereunder with respect to any Performance Period.

(h)  “Outside Directors” shall mean “outside directors” within the meaning of Code Section 162(m) and the Treasury regulations promulgated thereunder.

(i)  “Participant” shall mean any Senior Executive who is selected by the Committee (or in the case of Senior Executives who are not Covered Employees, any Person or committee empowered by the Committee to make such selection) to participate in the Program for a Performance Period.

(j)  “Performance-Based Compensation” shall mean amounts satisfying the applicable requirements imposed by Code Section 162(m) and the Treasury regulations promulgated thereunder with respect to that term.

(k)  “Performance Criteria” shall mean the objectives established by the Committee for a Performance Period for purposes of determining when an Award subject to such objectives and intending to qualify as Performance Based Compensation is earned. Such Performance Criteria shall consist of one or more of the following business or financial goals of the Company, Affiliates, divisions, operating units, and/or specific projects: absolute or relative increases in total shareholder return; economic value added; return on capital employed; revenues; sales; return on investments; backlog; net income; earnings per share; EBITDA; share price; market share improvement; gross margin; pre-tax income; return on equity; cash flow; operating margin; net worth; real property sales; property development; obtaining entitlements; obtaining regulatory approvals; limiting project costs and achieving strategic project deadlines.

(l)  “Performance Period” shall mean the performance period determined by the Committee, as to which an Award may be earned.

(m)  “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(n)  “Senior Executive” shall mean any executive officer of the Company or any other officer of the Company or any of its Affiliates.

(o)  “Target Award” shall mean one or more Award levels for a Performance Period that will be paid or vest in accordance herewith if certain Performance Criteria are achieved in such Performance Period.

3.    AWARDS.

(a)  The Committee, subject to confirmation by the Board, may determine and designate Senior Executives who shall be Participants for any Performance Period. With respect to each such designated Participant, if any, the Committee shall establish: (i) a Target Award for the Performance Period; (ii) the Performance Criteria for the Performance Period with respect to the Target Award; and (iii) whether the Award is intended to satisfy the requirements for Performance-Based Compensation. Designation as a Participant for any Performance Period shall not entitle any Senior Executive to the right to be designated as a Participant for any other Performance Period.

(b)  For any Performance Period, determinations required for Awards intended to qualify as Performance-Based Compensation, including the Performance Criteria, shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Code Section 162(m), and shall be subject to confirmation by the Board by such other later date as may be permitted under Code Section 162(m). Performance goals may include alternative and multiple Performance Criteria. The Performance Criteria must be substantially uncertain of attainment at the time established, must be objective, and must satisfy third party “objectivity” standards under Code Section 162(m). The Performance Criteria shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

(c)  The performance goals to be established with respect to any Target Awards shall be based upon any one or more of the Performance Criteria. Such goals may be particular to a line of business, region, division or other unit, or to a particular project, or may be based on the Company generally or any Affiliate.

(d)  Notwithstanding the establishment of any Target Award and related Performance Criteria pursuant to the above, but subject to Section 6 and the terms of any specific Award agreement, in the sole discretion of the Committee, the Award payable to a Participant in respect of such Target Award may be adjusted, at any time prior to payment of the related Award, either to increase or decrease the value of such Award, as follows:

(i)  the Committee may adjust an Award for individual performance on the basis of such quantitative and qualitative performance measures and evaluations as it deems appropriate;

(ii)  the Committee may make such adjustments as it deems appropriate in the case of any Participant whose position with the Company has changed during the applicable Performance Period; and

(iii)  the Committee shall have the discretion to adjust performance criteria and the methodology used to measure the determination of the degree of attainment of such criteria;

provided, that to the extent required to qualify as Performance-Based Compensation, any Award designated as Performance-Based Compensation may not be adjusted under this Section 3(d) or otherwise in a manner that increases the value of such Award. Subject to Section 6, the Committee shall retain the discretion to adjust such Awards in a manner that does not increase the value of such Awards, at any time prior to the payment thereof.

(e)  Awards shall be paid or vest as set forth in the particular Award agreement. The vesting or payment of any Award to a Covered Employee intending to qualify as Performance-Based Compensation shall be contingent on the attainment of the Performance Criteria applicable to the Covered Employee during the Performance Period. The Committee shall certify in writing prior to the vesting or payment of any such Award that such applicable Performance Criteria relating to such Award are satisfied. Approved minutes of the Committee may be used for this purpose.

(f)  The Committee may appropriately adjust any evaluation of performance under a Performance Criteria to exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

4.    AWARD LIMITATIONS TO COVERED EMPLOYEES.    Notwithstanding any other provision of the Program to the contrary, the maximum Award that may be granted to any one Covered Employee with respect to any fiscal year of the Company shall not exceed 290,000 shares of the Company’s common stock, whether as restricted stock, restricted stock units, or a combination thereof. Prior to the vesting or payment with respect to any Award designated as intended to satisfy the requirements for Performance-Based Compensation, the Committee shall certify in writing the attainment of the Performance Criteria and any other material terms.

5.    ELIGIBILITY.    Persons employed by the Company or any of its Affiliates as Senior Executives in a Performance Period prior to the establishment by the Committee of the Target Award for such Performance Period are eligible to be Participants under the Program for such Performance Period. A Senior Executive is not rendered ineligible to be a Participant by reason of being a member of the Board.

6.    CHANGE OF CONTROL.    The effect of a Change of Control on an Award shall be set forth in the applicable Award agreement.

7.    OTHER CONDITIONS.

(a)  No Person shall have any right to be selected as a Participant for any Performance Period or, except as provided in Section 9, to receive an Award under the Program. There is no obligation for uniformity of treatment of Participants under the Program. Awards under the Program may not be assigned or alienated.

(b)  Neither the Program nor any action taken hereunder shall be construed as giving to any Participant the right to be retained in the employ of the Company or any Affiliate.

(c)  The Company or any Affiliate shall have the right to deduct from any Award to be paid under the Program any federal, state or local taxes required by law to be withheld with respect to such payment.

(d)  No segregation of any moneys or the creation of any trust or the making of any special deposit shall be required in connection with any Awards made or to be made under the Program. No action taken pursuant to the

Program’s provisions shall create, or be construed to create, a trust or fiduciary relationship of any kind between the Company, the Committee and a Participant or any other person.

(e)  This Program is not intended to and shall not preclude the Board from adopting, continuing, amending or terminating such additional compensation arrangements as it deems desirable for Participants under this Program, including any thrift, savings, investments, stock purchase, stock option, profit-sharing, pension, retirement, insurance, bonus or other incentive Program.

(f)  The establishment of this Program shall not be construed as conferring any legal or other rights upon any Participant or any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any Participant or otherwise act with relation to the Participant. The Company may take any action (including discharge) with respect to any Participant or other person and may treat such person without regard to the effect which such action or treatment might have upon such person as a Participant under this Program.

(g)  No Award payable at any time under the Program shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind, and shall not be subject to or reached by any legal or equitable process (including execution, garnishment, attachment, pledge, or bankruptcy) in satisfaction of any debt, liability, or obligation, prior to receipt. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void.

(h)  A Participant may designate a beneficiary who upon his death is to receive an Award that otherwise would have been paid to him under the Program. All beneficiary designations shall be in writing and on a form approved by the Committee for such purpose, and any such designation shall only be effective if and when delivered to the Committee or its representative during the lifetime of the Participant. Absent any specific beneficiary designation with respect to this Program, a Participant’s designated beneficiary for purposes of this Program shall be the Participant’s surviving spouse, or if there is no such spouse, the Participant’ s estate.

(i)  Every person receiving an Award under the Program shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent, and that a guardian, conservator, or other person legally vested with the care of such person’s person or estate has been appointed; provided, however, that if the Committee shall find that any person to whom a Award is payable under the Program is unable to care for such person’s affairs because of incompetency, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid in a manner as approved by the Committee. Any such payment so made shall be a complete discharge of any liability therefor under the Program.

(j)  This Program shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participants, their heirs, executors, administrators and legal representatives.

(k)  All Awards will be governed by and subject to the terms and conditions of the Stock Plan, and will be evidenced by a separate written Award agreement.

8.    PROGRAM ADMINISTRATION.

(a)  Subject to confirmation by the Board, the Committee shall have full power and discretion to administer and interpret the Program and to establish rules for its administration. In making any determinations under or referred to in the Program, the Committee shall be entitled to rely on opinions, reports or statements of officers or employees of the Company and its Affiliates, and of counsel, public accountants and other professional or expert Persons. Upon confirmation by the Board, all decisions, determinations and interpretations of the Committee with respect to the Program shall be final and binding on all Participants.

(b)  Except to the extent prohibited by applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any two or more of its members to the extent permitted by the Committee charter; provided, however, that the Committee may not allocate or delegate any portion of its responsibilities in connection with or relating to Covered Employees or Performance-Based Compensation. Any such allocation or delegation may be revoked by the Committee at any time.

(c)  The Program shall be governed by the laws of the State of California (without regard to its conflict of law principles) and applicable Federal law.

9.    MODIFICATION OR TERMINATION OF PROGRAM.    The Board or Committee may modify or terminate the Program at any time, effective at such date as the Board or Committee may determine; provided that no modification or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary in respect of any Target Award established prior to the date such amendment is adopted by the Board or Committee.

10.    SEVERABILITY.

In the event any provision of this Program shall be held invalid or illegal for any reason, any

illegality	or invalidity shall not affect the remaining parts of this Program, but this Program shall be
construed	and enforced as if the illegal or invalid provision had never been inserted, and the Company shall
have	the privilege and opportunity to correct and remedy such questions of illegality or invalidity by
amendment	as provided in this Program.

11.    BINDING ARBITRATION OF DISPUTES.

Any dispute or claim arising out of or relating to this Program that cannot be settled by mutual agreement shall be subject to binding arbitration as the exclusive remedy for such claim or dispute. The arbitration shall be conducted before a single arbitrator in Los Angeles, California, in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The details, descriptions, settlements or other facts concerning such arbitration shall be kept confidential by both parties and may not be released to any third party (except for a party’s legal counsel, tax advisor, or financial advisor) without the specific written consent of the other party, unless required by law or court order or in connection with enforcement of any decision in such arbitration. The arbitrator shall have no authority to add to, delete, or modify any term of this Program or the Stock Plan. The arbitrator’s authority shall be limited to enforcing the terms of this Program and the Stock Plan, and he shall have no authority to award any punitive, exemplary, special, consequential, indirect, or any other extra contractual damages. Each side shall pay one-half of the arbitrator’s fee and be responsible for their own attorney’s fees.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers effective as of January 1, 2004.

TEJON RANCH CO.

By:

Its:

TEJON RANCH CO. PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 8, 2004, and hereby appoints DAN T. DANIELS and ROBERT A. STINE as proxies (each with full power to act in the absence of the other, and each with full power of substitution), to represent and to vote all shares of Common Stock of Tejon Ranch Co. held of record by the undersigned on March 17, 2004, at the Annual Meeting of Stockholders to be held on May 11, 2004, or any adjournment or postponement thereof.

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

(Continued on reverse side)

PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE

TEJON RANCH CO.

Annual Meeting of Stockholders

May 11, 2004, 9:30 a.m.

Hyatt Regency Irvine

17900 Jamboree Boulevard

Irvine, California

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR BOTH PROPOSALS LISTED BELOW.

1. ELECTION OF THREE DIRECTORS (Class II)	☐FOR all nominees listed below (except as written to the contrary below)	☐ WITHHOLD AUTHORITY to vote for ALL nominees listed below

CRAIG CADWALADER, GEORGE G.C. PARKER AND ROBERT A. STINE.

(Instruction: to withhold authority to vote for any individual nominee write in the nominee’s name in the space below.)

2. TO APPROVE THE INDEMNIFICATION AGREEMENT BETWEEN THE COMPANY AND EACH OF ITS DIRECTORS AND OFFICERS.

☐ FOR	☐AGAINST	☐ABSTAIN

3. TO APPROVE THE TEJON RANCH CO. 2004 INCENTIVE BONUS PROGRAM.

☐ FOR	☐AGAINST	☐ABSTAIN

VOTE BY INTERNET OR TELEPHONE OR MAIL

24 Hours a Day, 7 Days a Week

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail

http://www.eproxy.com/trc

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

1-800-435-4610

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

			OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Internet and telephone voting is available through 11 p.m. Eastern time the day prior to the Annual Meeting.

If you vote your proxy by internet or by telephone,

you do NOT need to mail back your proxy card.